As filed with the Securities and Exchange Commission on June 18, 2025.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INCYTE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	94-3136539
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1801 Augustine Cut-Off Wilmington, Delaware	19803
(Address of Principal Executive Offices)	(Zip Code)

INCYTE CORPORATION AMENDED AND RESTATED 2010 STOCK INCENTIVE PLAN (Full title of the plan)

HERVÉ HOPPENOT	Copy to:
President and Chief Executive Officer	STANTON D. WONG
Incyte Corporation	Pillsbury Winthrop Shaw Pittman LLP
1801 Augustine Cut-Off Wilmington, Delaware (302) 498-6700	Four Embarcadero Center, 22nd Floor San Francisco, California 94111 (415) 983-1000
(Name, address and telephone number , including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer ” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

INFORMATION REQUIRED PURSUANT

TO GENERAL INSTRUCTION E TO FORM S-8

General Instruction E Information

This registration statement (the “Registration Statement”) is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of Incyte Corporation (the “Registrant”) on Form S-8 relating to the same employee benefit plan is effective.

The Registrant’s Form S-8 Registration Statements filed with the Securities and Exchange Commission on June 15, 2010 (File No. 333-167526), June 15, 2011 (File No. 333-174918), June 19, 2012 (File No. 333-182218), June 18, 2013 (File No. 333-189424), August 6, 2014 (File No. 333-197907), June 17, 2016 (File No. 333-212104), May 24, 2018 (File No. 333-225181), April 30, 2019 (File No. 333-231129), June 11, 2021 (File No. 333-257041), and June 30, 2023 (File No. 333-273057) are hereby incorporated by reference.

Part II

Information Required in the Registration Statement

Item 3.	Incorporation of Documents by Reference.

The following documents previously filed by Registrant with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement:

(1)	Registrant’s Annual Report on Form 10-K for the year ended December 31, 2024;

(2)	Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025;

(3)	Registrant’s Current Reports on Form 8-K filed on January 10, 2025, May 14, 2025, and June 11, 2025; and

(4)	The description of the Common Stock contained in Registrant’s Registration Statement on Form 8-A filed January 5, 1996.

In addition, all documents subsequently filed by Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. The Registrant is not, however, incorporating, in each case, any documents or information that the Registrant is deemed to furnish and not file in accordance with Securities and Exchange Commission rules.

Any statement contained in this Registration Statement or in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any subsequently filed document that is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement.

Item 8.	Exhibits

Exhibit
Number	Exhibit

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page hereto).
107.1	Calculation of Filing Fee Tables

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware, on June 18, 2025.

INCYTE CORPORATION

By	/s/ Hervé Hoppenot
Hervé Hoppenot
President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Hervé Hoppenot, Christiana Stamoulis, and Sheila Denton, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date
/s/ Hervé Hoppenot	President and Chief Executive Officer
Hervé Hoppenot	(Principal Executive Officer) and Chairman	June 18, 2025

/s/ Christiana Stamoulis	Executive Vice President and Chief Financial Officer
Christiana Stamoulis	(Principal Financial Officer)	June 18, 2025

/s/ Thomas R. Tray	Vice President and Chief Accounting Officer
Thomas R. Tray	(Principal Accounting Officer)	June 18, 2025

/s/ Julian C. Baker	Director
Julian C. Baker		June 18, 2025

/s/ Jean-Jacques Bienaimé	Director
Jean-Jacques Bienaimé		June 18, 2025

/s/ Otis W. Brawley	Director
Otis W. Brawley		June 18, 2025

/s/ Paul J. Clancy	Director
Paul J. Clancy		June 18, 2025

/s/ Jacqualyn A. Fouse	Director
Jacqualyn A. Fouse		June 18, 2025

/s/ Edmund P. Harrigan	Director
Edmund P. Harrigan		June 18, 2025

/s/ Katherine A. High	Director
Katherine A. High		June 18, 2025

/s/ Susanne Schaffert	Director
Susanne Schaffert		June 18, 2025

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